As filed with the Securities and Exchange Commission on July 10, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CENTURY COMMUNITIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	68-0521411
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111

(303) 770-8300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Century Communities, Inc. First Amended & Restated 2013 Long-Term Incentive Plan

(Full title of the plan)

Dale Francescon

Chairman of the Board of Directors and Co-Chief Executive Officer

Century Communities, Inc.

8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111

(303) 770-8300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark J. Kelson, Esq.

Greenberg Traurig, LLP

1840 Century Park East, Suite 1900

Los Angeles, California 90067

Tel: (310) 586-3856

Fax: (310) 586-0556

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (check one):

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share(3)	1,468,413	$22.14	$32,510,663.82	$4,187.38
Common Stock, $0.01 par value per share(4)	377,587	$22.14	$8,359,776.18	$1,076.74
Total	1,846,000		$40,870,440.00	$5,264.12

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant’s common stock that become issuable under the Century Communities, Inc. First Amended & Restated 2013 Long-Term Incentive Plan (the “2013 Plan”) by reason of any recapitalization, stock split, stock dividend, or other similar transaction effected without receipt of consideration where the Registrant’s outstanding shares of common stock are increased, converted or exchanged.
(2)	Calculated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum aggregate offering price per share and the proposed maximum offering price are based upon the average of the high and low sale prices for the Registrant’s common stock on the New York Stock Exchange on July 9, 2014.
(3)	Represents shares of the Registrant’s common stock available for issuance under the 2013 Plan.
(4)	Represents shares of the Registrant’s restricted common stock previously granted under the 2013 Plan, which may once again become available for grant under the 2013 Plan if they do not vest.

EXPLANATORY NOTE

Century Communities, Inc. (the “Registrant” or the “Company”) has filed this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to register (i) 1,468,413 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), issuable pursuant to awards under the Century Communities, Inc. First Amended & Restated 2013 Long-Term Incentive Plan (the “2013 Plan”), (ii) 377,587 shares of restricted Common Stock previously granted under the 2013 Plan, which may once again become issuable pursuant to the 2013 Plan if they do not vest, and (iii) such indeterminate number of shares as may become available under the 2013 Plan as a result of adjustment provisions thereof. The 2013 Plan was approved and adopted by the Company’s stockholders on May 23, 2014.

This Registration Statement includes a reoffer prospectus, prepared pursuant to General Instruction C to Form S-8, in accordance with the requirements of Part I of Form S-3, to be used by certain of the Company’s directors, officers and other employees (the “Selling Stockholders”), as described under the section entitled “Selling Stockholders” therein, in connection with reoffers and resales on a continuous or delayed basis of the 377,587 shares of restricted Common Stock previously granted under the 2013 Plan prior to the filing of this Registration Statement. Some of the Selling Stockholders may be considered affiliates of the Company, as defined in Rule 405 under the Securities Act, and may be selling shares of Common Stock that constitute “restricted securities” or “control securities” within the meaning of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2013 Plan in accordance with Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act, but constitute, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Company Information and Employee Plan Annual Information.

The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents that are incorporated), and the other documents required to be delivered to eligible participants in the 2013 Plan pursuant to Rule 428(b) under the Securities Act. Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to:

Century Communities, Inc.

8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111

Attention: David Messenger, Chief Financial Officer

Tel: (303) 770-8300

I-1

REOFFER PROSPECTUS

377,587 Shares

CENTURY COMMUNITIES, INC.

Common Stock

This reoffer prospectus relates to 377,587 shares of our common stock, $0.01 par value per share, that may be reoffered or resold from time to time by certain selling stockholders described in this reoffer prospectus, some of whom are deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), and that have been acquired under the Century Communities, Inc. First Amended & Restated 2013 Long-Term Incentive Plan (which we refer to as the “2013 Plan”).

The selling stockholders may sell the shares of our common stock from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices on the New York Stock Exchange, at prices different than prevailing market prices or at privately negotiated prices. The selling stockholders may sell the shares of our common stock directly, or may sell them through brokers or dealers. The selling stockholders may not sell an amount of shares of our commons stock pursuant to this reoffer prospectus which exceeds in any three month period the amount specified in Rule 144(e) under the Securities Act.

We will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholders. We have agreed to pay all expenses relating to registering these shares of our common stock. The selling stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of these shares of our common stock.

Our common stock is traded on the New York Stock Exchange under the symbol “CCS.”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, under the federal securities laws and are eligible for reduced reporting requirements. See “Our Company—Implications of Being an Emerging Growth Company.”

Investing in our common stock involves risks. In reviewing this reoffer prospectus, you should carefully consider the matters described under the heading “Risk Factors” beginning on page P-2.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is July 10, 2014.

You should rely only on the information contained in this reoffer prospectus. We and the selling stockholders have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing or incorporated by reference in this reoffer prospectus is accurate as of any date other than the respective dates of such information or as of the date or dates which are specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. You should also read this reoffer prospectus together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This reoffer prospectus may be supplemented from time to time to add, update or change information in this reoffer prospectus. Any statement contained in this reoffer prospectus will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this reoffer prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this reoffer prospectus.

As used in this reoffer prospectus, unless the context otherwise requires or indicates, references to “the Company,” “we,” “our” and “us” refer to Century Communities, Inc. and its subsidiaries and affiliates, including our predecessor Century Communities Colorado, LLC.

P-i

OUR COMPANY

We are engaged in all aspects of homebuilding, including land acquisition and development, entitlements, and the acquisition, development, construction, marketing, sale and management of various residential projects in major metropolitan markets in Colorado since our founding in 2002, and, more recently, in the greater Austin and San Antonio, Texas and Las Vegas, Nevada metropolitan areas.

Our business strategy is focused on the design, construction and sale of single-family detached and attached homes in major metropolitan markets, including in Colorado, Texas, and Nevada, and our planned entry into other markets in the Western United States. We offer a wide variety of product lines that enable us to meet the specific needs of each of our core markets (Denver, Fort Collins, and Colorado Springs, Colorado, Austin and San Antonio, Texas, and Las Vegas, Nevada), which we believe provides us with a balanced portfolio and an opportunity to increase market share.

The core of our business plan is to acquire and develop land strategically, based on our understanding of population growth patterns, entitlement restrictions and infrastructure development. We focus on locations within our markets with convenient access to metropolitan areas that are generally characterized by diverse economic and employment bases and demographics and increasing populations. We believe these conditions create strong demand for new housing, and these locations represent what we believe to be attractive opportunities for long-term growth. We also seek assets that have desirable characteristics, such as good access to major job centers, schools, shopping, recreation and transportation facilities, and we strive to offer a broad spectrum of product types in these locations. Cutting edge product development and exemplary customer service are key components of the lifestyle connection we seek to establish with each individual homebuyer. Our construction expertise across an extensive product offering allows us flexibility to pursue a wide array of land acquisition opportunities and appeal to a broad range of potential homebuyers, from entry-level to first- and second-time move-up buyers and even some move-down homebuyers. Additionally, we believe our diversified product strategy enables us to adapt quickly to changing market conditions and to optimize returns while strategically reducing portfolio risk.

Corporate Information

Our predecessor entity was formed as a Colorado limited liability company in August 2002, and we converted into a Delaware corporation pursuant to the General Corporation Law of the State of Delaware on April 30, 2013. Our principal executive offices are located at 8390 East Crescent Parkway, Suite 650, Greenwood Village, Colorado 80111. Our main telephone number is (303) 770-8300. Our internet website is www.centurycommunities.com. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this reoffer prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” These exemptions include, among other matters:

•	an exemption to provide fewer years of financial statements and other financial data in an initial public offering registration statement;

•	an exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting;

•	an exemption from new or revised financial accounting standards until they would apply to private companies and from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation;

•	reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

We have determined to opt out of the exemption from compliance with new or revised financial accounting standards. Our decision to opt out of this exemption is irrevocable.

We have elected to adopt the reduced disclosure requirements available to emerging growth companies. As a result of these elections, the information that we provide in this reoffer prospectus may be different than the information you may receive from other public companies in which you hold equity interests.

We will remain an “emerging growth company” until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of June 17, 2014, the date of the first sale of our common stock in our initial public offering, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

RISK FACTORS

An investment in our common stock involves a high degree of risk and should be considered highly speculative. Before making an investment decision, you should carefully consider the risks and uncertainties and all other information contained in this reoffer prospectus, including the risks and uncertainties discussed under “Risk Factors” in our prospectus filed with the U.S. Securities and Exchange Commission (which we refer to as the “Commission”) pursuant to Rule 424(b)(4) under the Securities Act on June 18, 2014, which address the material risks concerning our business and an investment in our common stock. All of those “Risk Factors” are incorporated herein by reference in their entirety. If any of those risks occur, our business, prospects, liquidity, financial condition and results of operations could be materially and adversely affected, in which case the trading price of our common stock could decline significantly and you could lose all or part of your investment. In assessing those risks, investors should also refer to the information contained or incorporated by reference in our other filings with the Commission. Certain statements in this reoffer prospectus and certain statements in the risk factors, constitute forward-looking statements. Please also see “Cautionary Note Concerning Forward-Looking Statements.”

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Various statements contained in this reoffer prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this reoffer prospectus speak only as of the date of this reoffer prospectus, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements:

•	economic changes either nationally or in the markets in which we operate, including declines in employment, volatility of mortgage interest rates and inflation;

•	continued or increased downturn in the homebuilding industry;

•	changes in assumptions used to make industry forecasts;

•	continued volatility and uncertainty in the credit markets and broader financial markets;

•	our future operating results and financial condition;

•	our business operations;

•	changes in our business and investment strategy;

•	availability of land to acquire and our ability to acquire such land on favorable terms or at all;

•	availability, terms and deployment of capital;

•	continued or increased disruption in the availability of mortgage financing or the number of foreclosures in the market;

•	shortages of or increased prices for labor, land or raw materials used in housing construction;

•	delays in land development or home construction resulting from adverse weather conditions or other events outside our control;

•	the cost and availability of insurance and surety bonds;

•	changes in, or the failure or inability to comply with, governmental laws and regulations;

•	the timing of receipt of regulatory approvals and the opening of projects;

•	the degree and nature of our competition;

•	our leverage and debt service obligations;

•	general volatility of the capital markets and the lack of a public market for shares of our common stock;

•	availability of qualified personnel and our ability to retain our key personnel; and

•	additional factors discussed under the section captioned “Risk Factors.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock offered and sold by the selling stockholders pursuant to this reoffer prospectus. The net proceeds from the sale of the shares of our common stock offered pursuant to this reoffer prospectus will be received by the selling stockholders.

SELLING STOCKHOLDERS

This reoffer prospectus covers the reoffer and resale by the selling stockholders listed below of an aggregate of up to 377,587 shares of our common stock previously granted under the 2013 Plan, which constitute “restricted securities” or “control securities” within the meaning of Form S-8. In addition, non-affiliates who are not named in the table below holding less than 1,000 shares of restricted common stock issued under the 2013 Plan may use this reoffer prospectus for the reoffer and resale of those shares.

The following table sets forth, as of the date of this reoffer prospectus, certain information regarding the selling stockholders, the shares of our common stock that may be reoffered and resold by this reoffer prospectus, and other shares of our common stock beneficially owned by them. The shares that may be reoffered and resold by this reoffer prospectus vest ratably over three years on an annual basis from the date of grant, subject to such selling stockholder’s continued employment with us. The shares, whether vested or unvested, are deemed to be outstanding and to be beneficially owned by the selling stockholder holding such shares for purposes of the following table. Each of the selling stockholders has voting and investment control power over their shares.

Selling stockholders may offer shares of our common stock under this reoffer prospectus on a continuous or delayed basis and may elect to sell none, some or all of the shares set forth below. This reoffer prospectus does not constitute a commitment by the selling stockholders to sell any or all of the stated number of their shares, and the actual number of shares offered and sold shall be determined from time to time by each selling stockholder at their sole discretion. However, for the purposes of the table below, we have assumed that, after the completion of this offering, all shares offered by this reoffer prospectus have been sold and are no longer held by the selling stockholders. In addition, a selling stockholder may have sold, transferred or otherwise disposed of all or a portion of such selling stockholder’s shares since the date of the information in the following table. Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this reoffer prospectus if and when required. If, subsequent to the date of this reoffer prospectus, we grant additional shares to the selling stockholders or to other affiliates under the 2013 Plan, we may supplement this reoffer prospectus to reflect such additional shares to the selling stockholders and/or the names of such affiliates and the amounts of shares to be reoffered by them.

The selling stockholders may not sell an amount of shares of our common stock pursuant to this reoffer prospectus which exceeds in any three month period the amount specified in Rule 144(e) under the Securities Act. See also “Plan of Distribution.”

Name of Selling Stockholder	Position with the Company	Number of Shares of Our Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Our Common Stock that May be Sold	Number of Shares of Our Common Stock Beneficially Owned After the Offering	Percentage of Shares of Our Common Stock Beneficially Owned After The Offering(1)
Dale Francescon(2)	Chairman of the Board of Directors and Co-Chief Executive Officer	2,876,566	126,566	2,750,000	12.8%
Robert J. Francescon(3)	Co-Chief Executive Officer, President and Director	2,876,566	126,566	2,750,000	12.8%
David L. Messenger(4)	Chief Financial Officer	57,934	57,934	—	*
Kenneth J. Rabel(5)	Division President - Colorado	7,482	7,482	—	*
John M. Healy(6)	Executive Vice President	6,826	6,826	—	*
Todd Amberry(7)	Managing Director Land	5,986	5,986	—	*
James M. Lippman(8)	Director	6,005	6,005	—	*
Keith R. Guericke(9)	Director	6,005	6,005	—	*
Eric T. Dome(10)	Vice President – Senior Controller	5,386	5,386	—	*
John P. Box(11)	Director	3,505	3,505	—	*
Barbara Wood(12)	New Community Project Director	1,403	1,403	—	*
Michael Fenton(13)	Vice President of Operations – Springs	1,125	1,125	—	*
John Scott Dixon(14)	Vice President of Accounting	1,000	1,000	—	*
William F. Owens(15)	Director	833	833	—	*
Steven M. Hayes(16)	Division President – Central Texas	705	705	—	*

(1)	Based upon 21,452,587 shares of common stock outstanding on July 9, 2014. Shares of restricted common stock, whether vested or unvested, are deemed to be outstanding and to be beneficially owned by the selling stockholder holding such shares for the purpose of computing the percentage ownership of such selling stockholder and are treated as outstanding for the purpose of computing the percentage ownership of each of the other selling stockholders.
(2)	Includes 2,500,000 shares owned by DARO Ventures LLC and DARO Ventures II LLC, and 250,000 shares owned by Arcadia Holdings at Vista Ridge, LLC and Arista Investors Colorado, LLC, entities controlled by Dale Francescon, and 133,093 shares granted to Dale Francescon under the 2013 Plan. The 126,566 shares that may be offered and sold by this reoffer prospectus include 63,000 shares granted on May 7, 2013 and 70,093 shares granted on May 20, 2014, less 6,527 shares withheld by the Company on June 30, 2014 to pay withholding taxes in connection with the vesting of a certain amount of shares.
(3)	Includes 2,500,000 shares owned by DARO Ventures LLC and DARO Ventures II LLC, and 250,000 shares owned by Arcadia Holdings at Vista Ridge, LLC and Arista Investors Colorado, LLC, entities controlled by Robert Francescon, and 133,093 shares granted to Robert Francescon under the 2013 Plan. The 126,566 shares that may be offered and sold by this reoffer prospectus include 63,000 shares granted on May 7, 2013 and 70,093 shares granted on May 20, 2014, less 6,527 shares withheld by the Company on June 30, 2014 to pay withholding taxes in connection with the vesting of a certain amount of shares.
(4)	Includes 12,500 shares granted on September 17, 2013 and 46,729 shares granted on May 20, 2014, less 1,295 shares withheld by the Company on June 30, 2014 to pay withholding taxes upon the vesting of a certain amount of shares.
(5)	Includes 5,000 shares granted on June 6, 2013 and 3,000 shares granted on September 17, 2013, less 518 shares withheld by the Company on June 30, 2014 to pay withholding taxes in connection with the vesting of a certain amount of shares.
(6)	Includes 3,750 shares granted on June 6, 2013 and 3,465 shares granted on September 17, 2013, less 389 shares withheld by the Company on June 30, 2014 to pay withholding taxes in connection with the vesting of a certain amount of shares.
(7)	Includes 3,750 shares granted on June 6, 2013 and 2,625 shares granted on September 17, 2013, less 389 shares withheld by the Company on June 30, 2014 to pay withholding taxes in connection with the vesting of a certain amount of shares.
(8)	Includes 2,500 shares granted on May 7, 2013 and 3,505 shares granted on May 20, 2014.
(9)	Includes 2,500 shares granted on May 7, 2013 and 3,505 shares granted on May 20, 2014.
(10)	Includes 3,750 shares granted on June 6, 2013 and 2,025 shares granted on September 17, 2013, less 389 shares withheld by the Company on June 30, 2014 to pay withholding taxes in connection with the vesting of a certain amount of shares.
(11)	All 3,505 shares were granted on May 20, 2014.
(12)	All 1,403 shares were granted on September 17, 2013.
(13)	All 1,125 shares were granted on September 17, 2013.
(14)	All 1,000 shares were granted on November 7, 2013.
(15)	All 833 shares were granted on May 7, 2013.
(16)	All 705 shares were granted on September 17, 2013.

PLAN OF DISTRIBUTION

The purpose of this reoffer prospectus is to allow the selling stockholders to offer for sale and sell all or a portion of their shares of our common stock acquired under the 2013 Plan. We will not receive any of the proceeds of the sale of the shares offered by this reoffer prospectus. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions. Each selling stockholder reserves the right to accept or reject any proposed purchase of shares to be made directly or through agents.

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares offered by this reoffer prospectus on the New York Stock Exchange or in private transactions. These sales may occur at fixed prices, at negotiated prices, at prevailing market prices on the New York Stock Exchange at the time of sale, or at prices related to prevailing market prices. The selling stockholders may use any one or more of the following methods when selling the shares offered by this reoffer prospectus:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In connection with these sales, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions that in turn may:

•	engage in short sales of shares of the common stock in the course of hedging their positions;

•	engage in short sales of shares of the common stock and deliver shares of the common stock to close out short positions;

•	loan or pledge shares of the common stock to broker-dealers or other financial institutions that in turn may sell shares of the common stock;

•	enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of shares of the common stock, which the broker-dealer or other financial institution may resell under this reoffer prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in resales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. However, the selling stockholders and any broker-dealers involved in the sale or resale of the Shares may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the broker-dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act.

The selling stockholders will be subject to the reoffer prospectus delivery requirements of the Securities Act, unless exempted therefrom.

Our common stock is traded on the New York Stock Exchange under the symbol “CCS.”

Certain of the selling stockholders are subject to lock-up agreements that prohibit them from directly or indirectly selling, offering to sell, granting any option or otherwise transferring or disposing of any shares of our common stock for 180 days following June 17, 2014, as described in “Description of Capital Stock—Registration Rights Agreement” in our prospectus filed with the Commission pursuant to Rule 424(b)(4) under the Securities Act on June 18, 2014. In addition, the selling stockholders may not sell an amount of shares pursuant to this reoffer prospectus which exceeds in any three month period the amount specified in Rule 144(e) under the Securities Act.

Any shares covered by this reoffer prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this reoffer prospectus. The shares covered by this reoffer prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this reoffer prospectus. The shares covered by this reoffer prospectus may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the shares covered by this reoffer prospectus may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

LEGAL MATTERS

Certain legal matters in connection with this offering, including the validity of the shares of our common stock offered hereby, will be passed upon for us by Greenberg Traurig, LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of Century Communities, Inc. as of December 31, 2013, and for the year then ended, included in our prospectus filed with the Commission pursuant to Rule 424(b)(4) under the Securities Act on June 18, 2014 (which we refer to as the “Incorporated Prospectus”), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing therein, and are incorporated by reference in this reoffer prospectus and elsewhere in the registration statement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Century Communities, Inc. and our predecessor Century Communities Colorado, LLC as of and for the year ended December 31, 2012 have been audited by BKD, LLP, independent registered accounting firm, as stated in their report appearing in the Incorporated Prospectus. We have incorporated by reference in this reoffer prospectus and elsewhere in the registration statement our financial statements in reliance on BKD, LLP’s report, given on its authority as an expert in accounting and auditing.

The consolidated financial statements of Las Vegas Land Holdings, LLC as of December 31, 2013 and 2012, and for each of the two years in the period ended December 31, 2013, incorporated by reference in this Prospectus, have been so incorporated in reliance on the report of BDO USA, LLP, independent certified public accountants, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Unless otherwise indicated, all statistical and economic market data included in the Incorporated Prospectus, and in particular in the sections entitled “Summary,” “Market Opportunity” and “Our Business,” has been derived from a market study prepared for us by John Burns Real Estate Consulting, LLC (which we refer to as “JBREC”), an independent research provider and consulting firm, in connection with the initial public offering of shares of our common stock pursuant to the Incorporated Prospectus, and are incorporated by reference in this reoffer prospectus and elsewhere in the registration statement in reliance on JBREC’s authority as an expert on such matters.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-8 under the Securities Act with respect to the shares of our common stock being offered by the selling stockholders pursuant to this reoffer prospectus. This reoffer prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the Commission. For further information with respect to us and the common stock offered in this reoffer prospectus, we refer you to the registration statement and the accompanying exhibits.

A copy of the registration statement and the accompanying exhibits and any other document we file with the Commission may be inspected without charge at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from this office upon the payment of the fees prescribed by the Commission. The public may obtain information on the operation of the public reference facilities in Washington, D.C. by calling the Commission at 1-800-SEC-0330. Our filings with the Commission are available to the public from the Commission’s website at www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), applicable to a company with securities registered pursuant to Section 12 of the Exchange Act. In accordance therewith, we will file with the Commission our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, amendments thereto, and other information. All documents filed with the Commission are available for inspection and copying at the public reference room and website of the Commission referred to above. We maintain a website at www.centurycommunities.com. You may access our periodic reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Commission. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this reoffer prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to incorporate by reference into this reoffer prospectus information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this reoffer prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference in this reoffer prospectus the following documents filed by us with the Commission:

(1)	Our Registration Statement on Form S-1 (Registration No. 333-195678), initially filed with the Commission on May 5, 2014, as amended on each of May 20, 2014, May 30, 2014, June 5, 2014, and June 12, 2014;

(2)	Our prospectus filed with the Commission pursuant to Rule 424(b)(4) under the Securities Act on June 18, 2014; and

(3)	The description of the Common Stock contained in our registration statement on Form 8-A (File No. 001-36491), as filed with the Commission pursuant to Section 12 of the Exchange Act, on June 12, 2014, including any amendment or report filed for the purpose of updating such description.

In addition, all other documents filed (not furnished) by us pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act on or after the date of this reoffer prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this reoffer prospectus and to be a part of this reoffer prospectus from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the Commission in accordance with the rules of the Commission shall not be deemed incorporated by reference into this reoffer prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

377,587 Shares

Common Stock

REOFFER PROSPECTUS

The date of this reoffer prospectus is July 10, 2014.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents which have been previously filed with the Commission:

(a)	The Company’s Registration Statement on Form S-1 (Registration No. 333-195678), initially filed with the Commission on May 5, 2014, as amended on each of May 20, 2014, May 30, 2014, June 5, 2014, and June 12, 2014;

(b)	The Company’s prospectus filed with the Commission pursuant to Rule 424(b)(4) under the Securities Act on June 18, 2014; and

(c)	The description of the Common Stock contained in the Company’s registration statement on Form 8-A (File No. 001-36491) filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 12, 2014, including any amendment or report filed for the purpose of updating such description.

In addition, all other documents filed (not furnished) by the Company pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part of this Registration Statement from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the Commission in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

General Corporation Law of the State of Delaware. Under Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. The Company’s certificate of incorporation (the “Charter”) provides for such limitation of liability.

The Company’s Charter and Bylaws. Each of Article EIGHTH of the Charter, and Article VI of the Company’s bylaws (the “Bylaws”), provides that the Company shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any person (“Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the foregoing, subject to certain exceptions, the Company will be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Company’s board of directors. The Company may, by action of its board of directors, provide indemnification to such employees and agents of the Company to such extent and to such effect as the Company’s board of directors shall determine to be appropriate and authorized by Delaware law.

Indemnification Agreements. In addition to the provisions of the Charter and the Bylaws described above, the Company has entered into an indemnification agreement with each of its officers and directors. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insurance. The Company maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Company with respect to indemnification payments that the Company may make to such directors and officers.

Item 7.	Exemption from Registration Claimed.

The shares of our common stock that may be reoffered and resold by the selling stockholders pursuant to the reoffer prospectus included herein were granted by the Company under the 2013 Plan and were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, as transactions by an issuer not involving a public offering, and/or Rule 701 under the Securities Act, which relates to exemptions for offers and sales of securities pursuant to certain compensatory benefit plans. The recipients of shares in each such transaction represented their intention to acquire the shares for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Appropriate restrictive legends were affixed to the instruments representing such shares issued in such transactions. All recipients had adequate access, through their relationship with the Company, to information regarding the Company.

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description

4.1	Certificate of Incorporation of the Registrant, as amended (Incorporated by reference herein from Exhibit 3.1 to the initial filing of the Registrant’s Registration Statement on Form S-1 previously filed with the Commission on May 5, 2014)

4.2	Bylaws of the Registrant, as amended (Incorporated by reference herein from Exhibit 3.2 to the initial filing of the Registrant’s Registration Statement on Form S-1 previously filed with the Commission on May 5, 2014)

4.3	Specimen Common Stock Certificate of the Registrant (Incorporated by reference herein from Exhibit 4.1 to the initial filing of the Registrant’s Registration Statement on Form S-1 previously filed with the Commission on May 5, 2014)

5.1	Opinion of Greenberg Traurig, LLP regarding the validity of the shares of common stock being Registered

10.1	Century Communities, Inc. First Amended & Restated 2013 Long-Term Incentive Plan (Incorporated by reference herein from Exhibit 10.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 previously filed with the Commission on May 30, 2014)

10.2	Form of Stock Option Agreement for use with the Century Communities, Inc. First Amended & Restated 2013 Long-Term Incentive Plan (Incorporated by reference herein from Exhibit 10.2 to the initial filing of the Registrant’s Registration Statement on Form S-1 previously filed with the Commission on May 5, 2014)

10.3	Form of Restricted Stock Award Agreement for use with the Century Communities, Inc. First Amended & Restated 2013 Long-Term Incentive Plan (Incorporated by reference herein from Exhibit 10.3 to the initial filing of the Registrant’s Registration Statement on Form S-1 previously filed with the Commission on May 5, 2014)

10.4	Form of Non-Employee Director Restricted Stock Award Agreement for use with the Century Communities, Inc. First Amended and Restated 2013 Long-Term Incentive Plan (Incorporated by reference herein from Exhibit 10.4 to the initial filing of the Registrant’s Registration Statement on Form S-1 previously filed with the Commission on May 5, 2014)

23.1	Consent of Ernst & Young, LLP

23.2	Consent of BKD, LLP

23.3	Consent of BDO USA, LLP

23.4	Consent of John Burns Real Estate Consulting, LLC

23.5	Consent of Greenberg Traurig, LLP (included within the opinion filed as Exhibit 5.1)

24.1	Power of attorney (included on signature page to this Registration Statement)

Item 9.	Undertakings.

(a) The Company hereby undertakes:

(1)	To file, during any period in which offers are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no greater than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2)	That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on July 10, 2014.

CENTURY COMMUNITIES, INC.

By:	/s/ Dale Francescon
Dale Francescon
Chairman of the Board of Directors and Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dale Francescon and Robert J. Francescon, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement and (ii) any registration statement or post-effective amendment thereto to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dale Francescon	Chairman of the Board of Directors and Co-Chief Executive Officer (Principal Executive Officer)	July 10, 2014
Dale Francescon

/s/ David L. Messenger	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 10, 2014
David L. Messenger

/s/ Robert J. Francescon	Co-Chief Executive Officer, President and Director	July 10, 2014
Robert J. Francescon

/s/ James M. Lippman	Director	July 10, 2014
James M. Lippman

/s/ Keith R. Guericke	Director	July 10, 2014
Keith R. Guericke

/s/ John P. Box	Director	July 10, 2014
John P. Box

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Incorporation of the Registrant, as amended (Incorporated by reference herein from Exhibit 3.1 to the initial filing of the Registrant’s Registration Statement on Form S-1 previously filed with the Commission on May 5, 2014)

4.2	Bylaws of the Registrant, as amended (Incorporated by reference herein from Exhibit 3.2 to the initial filing of the Registrant’s Registration Statement on Form S-1 previously filed with the Commission on May 5, 2014)

4.3	Specimen Common Stock Certificate of the Registrant (Incorporated by reference herein from Exhibit 4.1 to the initial filing of the Registrant’s Registration Statement on Form S-1 previously filed with the Commission on May 5, 2014)

5.1	Opinion of Greenberg Traurig, LLP regarding the validity of the shares of common stock being Registered

10.1	Century Communities, Inc. First Amended & Restated 2013 Long-Term Incentive Plan (Incorporated by reference herein from Exhibit 10.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 previously filed with the Commission on May 30, 2014)

10.2	Form of Stock Option Agreement for use with the Century Communities, Inc. First Amended & Restated 2013 Long-Term Incentive Plan (Incorporated by reference herein from Exhibit 10.2 to the initial filing of the Registrant’s Registration Statement on Form S-1 previously filed with the Commission on May 5, 2014)

10.3	Form of Restricted Stock Award Agreement for use with the Century Communities, Inc. First Amended & Restated 2013 Long-Term Incentive Plan (Incorporated by reference herein from Exhibit 10.3 to the initial filing of the Registrant’s Registration Statement on Form S-1 previously filed with the Commission on May 5, 2014)

10.4	Form of Non-Employee Director Restricted Stock Award Agreement for use with the Century Communities, Inc. First Amended and Restated 2013 Long-Term Incentive Plan (Incorporated by reference herein from Exhibit 10.4 to the initial filing of the Registrant’s Registration Statement on Form S-1 previously filed with the Commission on May 5, 2014)

23.1	Consent of Ernst & Young, LLP

23.2	Consent of BKD, LLP

23.3	Consent of BDO USA, LLP

23.4	Consent of John Burns Real Estate Consulting, LLC

23.5	Consent of Greenberg Traurig, LLP (included within the opinion filed as Exhibit 5.1)

24.1	Power of attorney (included on signature page to this Registration Statement)